Exhibit 99.1

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Contact:	Michael J. Monahan	(651) 293-2809
	Lisa L. Curran	(651) 293-2185

ECOLAB CLOSES ON PURCHASE OF CHAMPION

ST. PAUL, Minn., April 10, 2013:  Ecolab Inc. announced today that it has closed on its acquisition of Champion Technologies and its related company Corsicana Technologies.  2012 sales of the acquired business were approximately $1.3 billion.  The total transaction value, including assumed debt, was approximately $2.3 billion.

A trusted partner at more than one million customer locations, Ecolab (ECL) is the global leader in water, hygiene and energy technologies and services that protect people and vital resources. With 2012 sales of $12 billion and 41,000 associates, Ecolab delivers comprehensive solutions and on-site service to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. For more Ecolab news and information, visit www.ecolab.com.

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(ECL-A)